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Exhibit 10.34

SIXTH AMENDMENT TO
THE ALLIANCE DATA SYSTEMS 401(K) AND RETIREMENT SAVINGS PLAN
(amended and restated as of January 1, 2001)

        ADS Alliance Data Systems, Inc. hereby adopts this Amendment No. 6 to the Alliance Data Systems 401(k) and Retirement Savings Plan (the "Plan"), effective as of January 1, 2004, except as otherwise provided.

  1.
  Article 1 of the Plan shall be amended by deleting each reference to "Employer Matching Contributions" in the following defined terms: "Contribution Percentage" and "Excess Aggregate Contributions," but only with respect to Participants who have completed a Year of Eligibility Service.

  2.
  Article 1 of the Plan shall be further amended by adding the following new defined term in alphabetical order and re-numbering the existing defined terms accordingly:

        Senior Associate. A Participant who has completed either 180 days of uninterrupted service with an Employer or a Year of Eligibility Service, whichever first occurs, as of an Entry Date.

  3.
  Section 2.2 of the Plan shall be revised to read as follows:

      2.2 Participation Requirement(s)

      Subject to Section 2.3, an Employee who has attained age 21 may become a Participant on any Entry Date that coincides with or follows his or her Employment Commencement Date, provided, however, that any Employee who is classified as a "seasonal" or "on-call" Employee on the Employer's payroll system must complete a Year of Eligibility Service and attain age 21 to become a Participant.

  4.
  Section 2.3(A) shall be amended by revising its first 11 words to read as follows:

    (A) He performs services for an Employer solely as a "Leased Employee," is employed on a temporary basis,

  5.
  Section 2.4 of the Plan shall be amended, effective November 3, 2003, by placing a period after the first reference to Benefits Administration Committee therein and deleting the remainder of the sentence.

  6.
  Section 3.1 shall be amended first by replacing the 50% of Compensation limit on Deposits provided for therein with a 100% of Compensation limit and, second, by eliminating the automatic enrollment provision, effective November 3, 2003.

  7.
  Section 3.3 shall be amended by substituting the phrase "as soon as practicable" for the final 25 word phrase therein, which begins as follows: "on the first".

  8.
  Section 3.6 of the Plan shall be amended in its entirety to read as follows:

      3.6 Deferral Percentage Limitation

      Subject to the special rules of Section 3.7, and at such intervals as it shall deem proper, the Benefits Administration Committee shall review the Deposit election of each Participant who has not attained age 21 and completed a Year of Eligibility Service in order to ensure that the Tax Deferred Deposits with respect to such Participants satisfy one of the following tests:

      (A)
      The Average Actual Deferral Percentage for such Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for such Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

      (B)
      The Average Actual Deferral Percentage for such Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for such Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Actual Deferral Percentage for such Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for such Participants who are Nonhighly Compensated Employees for the Plan Year by more than two (2) percentage points.

      (C)
      To the extent required by regulations or other Internal Revenue Service rulings of general applicability, the Average Actual Deferral Percentage for Participants who are Nonhighly Compensated Employees for the Plan Year shall be adjusted, as required by such regulations or other rulings of general applicability, to reflect a change in the group of eligible Employees under the Plan on account of (i) establishment or amendment of a plan, (ii) plan merger, consolidation or spin-off, (iii) a change in the way plans are aggregated or separated for purposes of performing the tests described in (A) and (B) above or (iv) any combination of the above.

  9.
  Section 3.9(C) of the Plan shall be amended by substituting "and any Discretionary Profit Sharing Contributions under Section 4.10" for "and any Qualified Non-Elective Contributions under Section 4.13" therein.

  10.
  Article 4 of the Plan shall be amended in its entirety to read as follows:

ARTICLE 4
EMPLOYER CONTRIBUTIONS

    4.1. Employer Matching Contributions

      (A)
      Each Employer shall contribute for its Senior Associates who have elected to make Tax Deferred Deposits or Taxed Deposits, an Employer Matching Contribution. The amount of the Employer Matching Contribution made pursuant to this Section 4.1(A) shall be equal to the sum of (i) one hundred percent (100%) of the Tax Deferred Deposit, Taxed Deposits, and any catch-up contributions under Section 4.14 made by the Senior Associate up to three percent (3%) of Compensation, and (ii) fifty percent (50%) of the Tax Deferred Deposit, Tax Deposits, and catch-up contributions under Section 4.14 made by the Senior Associate that exceed three percent (3%), up to a maximum of five percent (5%), of Compensation. For this purpose, Compensation shall mean the Compensation used to determine the contributions made by, or on behalf of, the Senior Associate for the same pay period. If a Senior Associate makes Tax Deferred Deposits, catch-up contributions, and/or Taxed Deposits in a pay period, Tax Deferred Deposits shall be matched first, catch-up contributions next, and Taxed Deposits last.

      (B)
      All Employer Matching Contributions shall be made in cash and invested in accordance with the provisions of Article 6 and shall be made in cash.

      (C)
      Employer Matching Contributions shall be nonforfeitable when made and shall be subject to the same distribution requirements as Tax Deferred Deposits, except that such contributions may not be distributed as a hardship withdrawal.

      (D)
      For purposes of this Section 4.1 the amount of the Employer Matching Contribution to be allocated to a Participant shall be determined for each separate pay period and shall be based solely on the Compensation, Tax Deferred Deposits, catch-up contributions, and Taxed Deposits of the Participant in that pay period. No Employer Matching Contributions shall be contributed for a Participant pursuant to this

        Section 4.1 for any pay period in which the Participant did not make a Tax Deferred Deposit, a catch-up contribution, or a Taxed Deposit.

    4.2. Percentage Limitation on Taxed Deposits

      At such intervals as it shall deem proper, the Benefits Administration Committee shall review the Taxed Deposits and, in the case of a Participant who has not completed a Year of Eligibility Service, the Employer Matching Contributions made for Participants in order to ensure that such contributions satisfy one of the following tests:

      (A)
      The Average Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

      (B)
      The Average Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Contribution Percentage for Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Participants who are Nonhighly Compensated Employees for the Plan Year by more than two (2) percentage points.

      (C)
      To the extent required by regulations or other Internal Revenue Service rulings of general applicability, the Average Contribution Percentage for Participants who are Nonhighly Compensated Employees for the Plan Year shall be adjusted, as required by such regulations or other rulings of general applicability, to reflect a change in the group of eligible Employees under the Plan on account of (i) establishment or amendment of a plan, (ii) plan merger, consolidation or spin-off, (iii) a change in the way plans are aggregated or separated for purposes of performing the tests described in (A) and (B) above or (iv) any combination of the above.

    4.3 Special Rules for Contribution Percentage Limit Testing

      (A)
      The Plan may be disaggregated into two or more plans or the Plan may be aggregated with one or more other plans, to the extent permitted by Sections 401(m), 401(a)(4) and 410(b) of the Code and the regulations thereunder.

      (B)
      Excess Annual Additions distributed to Participants in accordance with Section 4.6 shall be disregarded in applying the tests of Section 4.2.

      (C)
      The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

    4.4. Adjustments to Excess Aggregate Contributions

      (A)
      Excess Aggregate Contributions, plus any gain and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, shall be distributed in cash to Highly Compensated Employees within two and one-half months after the end of the Plan Year but in no instance later than the last day of the Plan Year following the Plan Year for which the Excess Aggregate Contributions were made.

      (B)
      The Excess Aggregate Contributions shall be adjusted for gain or loss. The gain or loss allocable to Excess Aggregate Contributions for the Plan Year shall be determined by multiplying the gain or loss allocable to the Participant's Taxed Deposits for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the Plan Year and the denominator of which is the sum of (1) the Participant's Account attributable to

        Taxed Deposits as of the beginning of the Plan Year plus (2) the Participant's Taxed Deposits for the Plan Year.

        Notwithstanding the foregoing, no gain or loss shall be allocated to Excess Aggregate Contributions for the period between the end of the taxable year and the date of the corrective distribution.

      (C)
      Any distribution of Excess Aggregate Contributions for any Plan Year shall be made to Highly Compensated Employees in accordance with Code Section 401(m)(6)(C) and the rulings and regulations thereunder.

    4.5. Retirement Contributions

      (A)
      For the Plan Year beginning on January 1, 2003, each Employer shall make, on behalf of its Employees who are Participants eligible to share hereunder and subject to the otherwise applicable limitations of the Plan, a nondiscretionary Retirement Contribution. The Retirement Contribution made on behalf of a Participant who is eligible to share in the Retirement Contribution hereunder shall be equal to the sum of such Participant's Allocable Points as of the last day of the Plan Year multiplied by such Participant's Compensation for the Plan Year and divided by one hundred. Allocable Points shall be determined in accordance with Table A set forth below. To be eligible to share in the Retirement Contribution provided by this Section 4.5(A), the Participant either must not have Separated from Service during the Plan Year or must have Separated from Service in such Plan Year by reason of death, Total and Permanent Disability or retirement on or after Normal Retirement Age.

TABLE A

ALLOCABLE POINTS

Participant's Age	Allocable Points	Participant's Years of Vesting Service	Allocable Points
40-44	1	0-9	1
45-49	2	10-14	2
50-54	3	15-19	3
55-59	4	20-24	4
60 and up	5	25-29	5
		30-34	6
		35 and up	7

      For purposes of Table A, "Age" is the Participant's age at last birthday on the applicable Allocation Date. Further, for purposes of Table A, a Participant's Years of Vesting Service will be equal to his full Years of Vesting Service completed as of the applicable Allocation Date.

      "Allocation Date" means December 31, 2003 and, for the allocation provided under Subsection (E), December 31, 2004.

      (B)
      In the event the allocation of Retirement Contributions pursuant to Section 4.5(A) above would result in a discriminatory allocation in violation of Treasury Regulation 1.401(a)(4)-1(b), or any other applicable tax qualification requirement, the Benefits Administration Committee shall reduce, in any manner it determines in its discretion to be equitable, the amount of Retirement Contributions which would otherwise be allocated to Participants who are Highly Compensated Employees for such Plan Year, in order that such requirements are satisfied.

      (C)
      All Retirement Contributions shall be made in cash and invested in accordance with the provisions of Article 6.

      (D)
      All Retirement Contributions shall be conditioned on their deductibility under Section 404 of the Code. Retirement Contributions shall be made when directed by the Board of Directors, but not later than the time prescribed by law, including extensions, for filing the income tax return of the Employer for the Employer's taxable year for which such contributions are deductible.

      (E)
      For the Plan Year beginning January 1, 2004, a Retirement Contribution determined as provided above, reduced, but not below zero, by the amount, if any, of the Discretionary Profit Sharing Contribution allocated to a Participant, shall be made to each Participant who satisfies each of the following conditions: (i) the Participant was a Participant on December 31, 2003, (ii) the Participant remained an Employee continuously from that date through and including December 31, 2004, and (iii) the Participant was never a Highly Compensated Employee during that Plan Year.

      (F)
      No Retirement Contribution shall be made for any Plan Year beginning on or after January 1, 2005.

    4.6. Overall Limitation on Annual Additions

      Any other provision of this Plan notwithstanding, in no event shall the Annual Addition allocated to a Participant's Account under the Plan for any Limitation Year, exceed the lesser of:

      (A)
      one hundred percent (100%) of the Participant's Code section 415 Compensation for the Limitation Year, or

      (B)
      forty thousand dollars ($40,000) (as adjusted for cost of living under Code section 415(d)).

      (C)
      The compensation limitation referred to in Paragraph (A) shall not apply to:

      (1)           Any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an Annual Addition; or

      (2)           Any amount otherwise treated as an Annual Addition under Section 415(l)(1) of the Code.

        If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's annual Compensation, a reasonable error in determining the amount of Tax Deferred Deposits that may be made with respect to any individual under the limits of Code Section 415, or under other limited facts and circumstances that the Commissioner finds justifies this method of allocation, the Annual Addition for a particular Participant would cause the limitations of Code Section 415 applicable to that Participant for the Limitation Year to be exceeded, the excess amounts shall not be deemed an Annual Addition in that Limitation Year and for contributions other than Tax Deferred Deposits and/or Taxed Deposits, such contributions shall be withheld or taken from a Participant's Account and held in a suspense account to be used to reduce future contributions for the Participant (or, if the Participant ceases to be an Employee, for remaining active Participants) in succeeding Limitation Years, as necessary, and, for Tax Deferred Deposits and/or Taxed Deposits, such Deposits (together with allocable income) shall be distributed to the Participant.

    4.7. Special Rules

      (A)
      Participation in another Defined Contribution Plan

        The limitation of Section 4.6 with respect to any Participant who at any time has participated in any other qualified defined contribution plan maintained by the Employer shall apply as if the total contributions allocated under all such defined contribution plans in which the Participant has participated were allocated under one plan.

      (B)
      Notwithstanding any provisions of the Plan to the contrary, Sections 4.6 and 4.7 shall be construed in a manner which is consistent with Section 415 of the Code (which, to the extent necessary, is hereby incorporated herein) and rulings and regulations issued thereunder.

    4.8. Definitions

      For purposes of Section 4.6, the following definitions shall apply:

      (A)
      "Annual Addition" shall mean the amount allocated to a Participant's Account during the Limitation Year that constitutes:

      (1)           Tax Deferred Deposits,

      (2)           Taxed Deposits,

      (3)           Employer Matching Contributions,

      (4)           Retirement Contributions,

      (5)           Discretionary Profit Sharing Contributions,

      (6)           forfeitures (if any), and

      (7)           amounts described in Section 415(l)(1) and 419A(d)(2) of the Code.

      (B)
      "Limitation Year" shall mean the Plan Year.

    4.9. Timing of Employer Contributions

      The Employer shall forward Employer Matching Contributions made pursuant to Section 4.1(A), Retirement Contributions made pursuant to Section 4.5, and Discretionary Profit Sharing Contributions made pursuant to Section 4.10 to the Trustee for investment in the Trust Fund at such times as the Employer shall determine, but not later than the time prescribed by law, including extensions, for filing the income tax return of the Employer for the Employer's taxable year for which such contributions are deductible.

    4.10. Discretionary Profit Sharing Contributions

      The Board of Directors may, in its sole discretion, authorize a supplemental contribution to be made by each Employer on behalf of its Employees who are eligible to share in such contribution, as hereinafter provided. The Contribution shall be referred to as a Discretionary Profit Sharing Contribution and shall be allocated to each Participant who has not Separated from Service on or before the last day of the Plan Year with respect to which the Discretionary Profit Sharing Contribution is declared or who had Separated from Service in such Plan Year by reason of death, Total and Permanent Disability or retirement on or after Normal Retirement Age. The Board of Directors shall normally determine the amount of the Discretionary Profit Sharing Contribution, if any, after it has reviewed the Company's financial performance for the Plan Year; and Participants shall be informed of the amount of the contribution soon thereafter. The Discretionary Profit Sharing Contribution shall be a specified percentage of Participant's Compensation, may be integrated with Social Security to the extent permitted under 401(l), and shall satisfy all applicable requirements of the Code.

  11.
  Section 6.4(4) shall be amended by replacing the term "Trustee" with the "General Counsel of the Company" as the fiduciary responsible for insuring confidentiality of voting instructions.

  12.
  Section 8.2 of the Plan shall be amended to read as follows:

    8.2. Vesting in Company Account

    Employer Matching Contributions made with respect to periods after January 1, 2004, shall be nonforfeitable. Subject to Section 8.3, a Participant shall have a vested and nonforfeitable right in his Company Account attributable to Employer Matching Contributions made with respect to periods prior to January 1, 2004, and any earnings or losses attributable thereto, in accordance with the following schedule:

Years of Vesting Service	Percentage Vested
Less than 1	0%
1 but less than 2	20%
2 but less than 3	40%
3 but less than 4	60%
4 but less than 5	80%
5 or more	100%

    A Participant whose employment is terminated prior to attainment of his Normal Retirement Age (and for any reason other than death or Total and Permanent Disability), shall have a vested and nonforfeitable right in his Company Account attributable to Retirement Contributions and Discretionary Profit Sharing Contributions, and any earnings or losses attributable thereto, in accordance with the following schedule:

Years of Vesting Service	Percentage Vested
Less than 5	0%
5 or more	100%

    Notwithstanding the foregoing, a Participant who participated in the World Financial Network Plan and whose Retirement Account under such plan was transferred to this Plan shall have a nonforfeitable interest in his World Financial Network Plan Retirement Account determined in accordance with the following schedule if it would result in a larger nonforfeitable interest than under the foregoing schedule:

Years of Vesting Service	Percentage Vested
Less than 3	0%
3	20%
4	40%
5	100%

    Any amount remaining in a Participant's Company Account after his nonforfeitable percentage is determined upon his Separation from Service shall be forfeited by him as provided in Section 8.5. The forfeited amounts shall be held in the Forfeiture Account subject to Section 8.8.

  13.
  Section 10.3 shall be amended by revising the second paragraph thereof to read as follows:

      A withdrawal hereunder shall be made from sources in the Account in the order determined by the Benefits Administration Committee.

  14.
  Section 10.4 shall be amended by revising the second sentence thereof as follows:

      Such withdrawal may be made from any vested portion in the Participant's Account, other than (1) earnings on Tax Deposits and (2) Employer Matching Contributions made with respect to periods after January 1, 2004 and in the order determined by the Benefits Administration Committee.

  15.
  Article 11 of the Plan shall be revised in its entirety to read as follows:

      The Benefits Administration Committee may, in its discretion, establish a program under the Plan to provide loans to Participants (the "Loan Program"). If so established, the Loan Program shall be embodied in a separate written document that is incorporated by reference into the Plan. The Loan Program shall be administered in a uniform and discretionary manner with respect to all similarly situated Participants.

        IN WITNESS WHEREOF, this amendment has been executed on this 12th day of December, 2003, but effective as provided above.

ADS ALLIANCE DATA SYSTEMS, INC.
By:	/s/ DWAYNE H. TUCKER

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  Exhibit 10.34
SIXTH AMENDMENT TO THE ALLIANCE DATA SYSTEMS 401(K) AND RETIREMENT SAVINGS PLAN (amended and restated as of January 1, 2001)